Exhibit 3.53

CERTIFICATE OF LIMITED LIABILITY COMPANY DOMESTICATION

OF

MTW COUNTY LIMITED

The undersigned hereby executes this Certificate of Limited Liability Company Domestication of MTW County Limited (the “Company”) for the purpose of domesticating the Company pursuant to the Delaware Limited Liability Company Act.

1. The Company was incorporated on January 24, 2008 in England and Wales.

2. The name of the Company as of immediately prior to the filing of this Certificate of Limited Liability Company Domestication is MTW County Limited.

3. The name of the Company as set forth in the Certificate of Formation filed in accordance with Section 18-212(b) of the Delaware Limited Liability Company Act is MTW County (Domestication) LLC.

4. The domestication of the Company as a limited liability company shall be effective upon the filing of the certificate of this Certificate of Limited Liability Company Domestication and the Certificate of Formation.

5. Immediately prior the filing of this Certificate of Limited Liability Company Domestication the principal place of business of the Company was England and Wales.

6. The domestication of the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act has been approved in the manner provided for by the Memorandum of Association and Articles of Association of the Company, which documents govern the internal affairs of the Company and the conduct of its business.

CERTIFICATE OF FORMATION

OF

MTW COUNTY (DOMESTICATION) LLC

The undersigned hereby executes this Certificate of Formation of MTW County (Domestication) LLC (the “Company”) for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the Company is MTW County (Domestication) LLC.

2. The address of the registered office of the Company is c/o The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. The Company’s registered agent at such registered office address is The Corporation Service Company.

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